Exhibit 10.2

SUBSCRIPTION AGREEMENT

October 25, 2024

Zeo Energy Corp.

7625 Little Rd, Suite 200A
New Port Richey, FL 34654

Attention: Tim Bridgewater

Ladies and Gentlemen:

This Subscription Agreement (this “Subscription Agreement”) is being entered into as of the date first set forth above, by and between Zeo Energy Corp., a Delaware corporation (“Zeo”), and LHX Intermediate, LLC, a Delaware limited liability company (the “Investor”), in connection with the Asset Purchase Agreement, dated as of October 25, 2024 (the “APA”), by and among Zeo and Lumio Holdings, Inc., a Delaware corporation (“Lumio Holdings”), and the direct and indirect subsidiaries of Lumio Holdings as set forth in the signature pages attached thereto (collectively with Lumio Holdings, “Sellers”), pursuant to which Zeo will purchase certain assets and assume certain liabilities of the Sellers, as set forth therein (the “Sale”), in a sale authorized by the U.S. Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) pursuant to, inter alia, sections 105, 363 and 365 of the chapter 11 of the United States Code, 11 U.S.C. §§ 101 1532 (the “Bankruptcy Code”), in accordance with the other applicable provisions of the Bankruptcy Code and the Federal Rules of Bankruptcy Procedure and the local rules for the Bankruptcy Court. Any capitalized term used but not defined in this Subscription Agreement will have the meaning ascribed to such term in the APA.

Investor is a creditor of the Sellers, and in connection with the Sale, Zeo is seeking a commitment from the Investor to purchase in a private placement upon the consummation of the transactions contemplated by the APA (the “APA Closing”), 1,873,103 shares (the “Shares”) of Zeo’s Class A common stock, par value $0.0001 per share (“Common Stock”), for a purchase price of $1.45 per share (the “Per Share Price”), for an aggregate purchase price of $2,716,000 (“Subscription Amount”).

In connection therewith, and in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, set forth herein, and intending to be legally bound hereby, each of the Investor and Zeo acknowledges and agrees as follows:

1. Subscription. Contingent upon, and substantially concurrently with, the APA Closing, and subject to the terms and conditions set forth herein, at the Closing (i) the Investor hereby irrevocably subscribes for and agrees to purchase from Zeo the Shares at a price per share equal to the Per Share Price for an aggregate purchase price equal to the Subscription Amount on the terms and subject to the conditions provided for herein and (ii) Zeo hereby irrevocably agrees to issue to Investor, the Shares.

2. Closing. The closing of the sale of the Shares contemplated hereby (the “Closing”, and the date on which the Closing actually occurs, the “Closing Date”) is contingent upon the substantially concurrent APA Closing. The Closing shall occur substantially concurrently with and be conditioned upon the effectiveness of, the APA Closing. Upon the Closing, the Investor shall pay the Subscription Amount by wire transfer of immediately available funds to a bank account designated by Zeo, and Zeo shall issue irrevocable instructions to its transfer agent to issue the Shares to the Investor, and subsequently such Shares shall be registered in book entry form with restrictive legends in the name of the Investor on Zeo’s share ledger; provided, however, that the obligation to issue the Shares to the Investor is contingent upon Zeo having received the Subscription Amount in full accordance with this Section 2.

3. Closing Conditions.

(a) The obligation of the parties hereto to consummate the purchase and sale of the Shares pursuant to this Subscription Agreement is subject to the following conditions:

(i) no applicable governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making the consummation of the transactions contemplated hereby illegal or otherwise restraining or prohibiting consummation of the transactions contemplated hereby; and

(ii) (A) all conditions precedent to the APA Closing contained in the APA shall have been satisfied (as determined by the parties to the APA and other than those conditions under the APA which, by their nature, are to be fulfilled at the APA Closing) or waived according to the terms of the APA and (B) the APA Closing shall occur substantially concurrently with the Closing.

(b) The obligation of Zeo to consummate the issuance and sale of the Shares pursuant to this Subscription Agreement shall be subject to the conditions that:

(i) all representations and warranties of the Investor contained in this Subscription Agreement are true and correct in all material respects at and as of the Closing (except for representations and warranties qualified by materiality, which shall be true and correct in all respects and those representations and warranties that speak as of a specified earlier date, which shall be so true and correct in all material respects (or, if qualified by materiality, in all respects) as of such earlier date), and consummation of the Closing shall constitute a reaffirmation by the Investor of each of the representations and warranties of the Investor contained in this Subscription Agreement as of the Closing; and

(ii) all obligations, covenants and agreements of the Investor required to be performed by it at or prior to the Closing shall have been performed in all material respects.

(c) The obligation of the Investor to consummate the purchase of the Shares pursuant to this Subscription Agreement shall be subject to the conditions (which may be waived by the Investor) that:

(i) all representations and warranties of Zeo contained in this Subscription Agreement shall be true and correct in all material respects at and as of the Closing (other than representations and warranties that are qualified as to materiality or Material Adverse Effect (as defined herein), which representations and warranties shall be true in all respects and those representations and warranties that speak as of a specified earlier date, which shall be so true and correct in all material respects (or, if qualified by materiality or Material Adverse Effect, in all respects) as of such earlier date), and consummation of the Closing shall constitute a reaffirmation by Zeo of each of the representations and warranties of Zeo contained in this Subscription Agreement as of the Closing;

(ii) all obligations, covenants and agreements of Zeo required by this Subscription Agreement to be performed by it at or prior to the Closing shall have been performed in all material respects;

(iii) Zeo shall have provided Investor either (x) a duly executed written consent of the board of directors of Zeo or (y) resolutions adopted by the board of directors of Zeo at a duly held meeting thereof, in either case, appointing the Investor Director to the board of directors of Zeo, effective as of the Closing (which such appointment shall be contingent upon the occurrence of the APA Closing); and

(iv) the Investor shall have received a duly executed voting agreement, in substantially the form attached as Exhibit A hereto (“Voting Agreement”), duly executed by shareholders of Zeo representing at least 60% of Zeo’s outstanding voting capital stock.

4. Further Assurances. At or prior to the Closing, the parties hereto shall execute and deliver, or cause to be executed and delivered, such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the subscription as contemplated by this Subscription Agreement. Without limiting the foregoing, prior to the Closing, the Investor shall provide any relevant information that is reasonably required by Zeo in order for the Shares to be issued to the Investor, including the legal name of the person in whose name such Shares are to be issued and a duly executed Internal Revenue Service Form W-9 or W-8, as applicable.

5. Board Seat. Zeo hereby agrees that it shall take all necessary action to designate and appoint to Zeo’s board of directors, effective as of the Closing, one (1) individual designated by the Investor who will qualify as an independent director and satisfy any other listing requirements of the Nasdaq Capital Market (the “Investor Director”).

6. No Waiver of Certain APA Closing Conditions. Zeo hereby agrees that it shall not waive the condition set forth in Section 6.1(c) or Section 6.1(d) of the APA without the prior written consent of the Investor.

7. Zeo Representations and Warranties. Zeo represents and warrants to the Investor that:

(a) Zeo is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Zeo has all power (corporate or otherwise) and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement. As of the Closing, the Shares will be duly authorized and, when issued and delivered to the Investor against full payment therefor in accordance with the terms of this Subscription Agreement, the Shares will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights created under Zeo’s certificate of incorporation or under the General Corporation Law of the State of Delaware. This Subscription Agreement has been duly authorized, executed and delivered by Zeo and, assuming that this Subscription Agreement constitutes the valid and binding agreement of the Investor, this Subscription Agreement is enforceable against Zeo in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, or (ii) principles of equity, whether considered at law or equity.

(b) The issuance and sale of the Shares and the compliance by Zeo with all of the provisions of this Subscription Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Zeo or any of its subsidiaries pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Zeo or any of its subsidiaries is a party or by which Zeo or any of its subsidiaries is bound or to which any of the property or assets of Zeo is subject that would reasonably be expected to materially affect the validity of the Shares or the legal authority of Zeo to timely comply in all material respects with the terms of this Subscription Agreement (a “Material Adverse Effect”); (ii) result in any material violation of the provisions of the organizational documents of Zeo; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Zeo or any of its properties that would reasonably be expected to have a Material Adverse Effect.

(c) As of their respective dates, all reports (the “SEC Reports”) required to be filed by Zeo with the U.S. Securities and Exchange Commission (the “SEC”) complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”) and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed, or, if amended, as of the date of such amendment, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d) Assuming the accuracy of the Investor’s representations and warranties set forth in Section 8 of this Subscription Agreement, no registration under the Securities Act is required for the offer and sale of the Shares by Zeo to the Investor hereunder. The Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

8. Investor Representations and Warranties. The Investor represents and warrants to Zeo that:

(a) The Investor, or each of the funds managed by or affiliated with the Investor for which the Investor is acting as nominee, as applicable, (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3), (7), (8), (9), (12) or (13) of Regulation D under the Securities Act), in each case, satisfying the applicable requirements set forth on Exhibit B hereto, (ii) is acquiring the Shares only for its own account and not for the account of others, or if the Investor is subscribing for the Shares as a fiduciary or agent for one or more investor accounts, the Investor has full investment discretion with respect to each such account, and has the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iii) is not acquiring the Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act or any securities laws of the United States or any other jurisdiction. The Investor has completed Exhibit B following the signature page hereto and the information contained therein is accurate and complete. The Investor is not an entity formed for the specific purpose of acquiring the Shares, unless such newly formed entity is an entity in which all of the investors are institutional accredited investors, and is an “institutional account” as defined by FINRA Rule 4512(c). The Investor further acknowledges that it is aware that the sale to it is being made in reliance on a private placement exempt from registration under the Securities Act and is acquiring the Shares for its own account or for an account over which it exercises sole discretion for another qualified institutional buyer or accredited investor.

(b) The Investor (i) is an institutional account as defined in FINRA Rule 4512(c), (ii) is a sophisticated investor, experienced in investing in private equity transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities and (iii) has exercised independent judgment in evaluating its participation in the purchase of the Shares. Accordingly, the Investor understands that the offering meets (i) the exemptions from filing under FINRA Rule 5123(b)(1)(A) and (ii) the institutional customer exemption under FINRA Rule 2111(b).

(c) The Investor acknowledges and agrees that the Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the offer and sale of the Shares has not been registered under the Securities Act or any other applicable securities laws. The Investor acknowledges and agrees that the Shares may not be offered, resold, transferred, pledged or otherwise disposed of by the Investor absent an effective registration statement under the Securities Act except in compliance with any exemption therefrom and that any book entries representing the Shares shall contain a restrictive legend to such effect, which legend shall be subject to removal as set forth herein, subject to applicable law. The Investor acknowledges and agrees that the Shares will be subject to transfer restrictions and, as a result of these transfer restrictions, the Investor may not be able to readily offer, resell, transfer, pledge or otherwise dispose of the Shares and may be required to bear the financial risk of an investment in the Shares for an indefinite period of time. The Investor acknowledges and agrees that the Shares will not be eligible for offer, resale, transfer, pledge or disposition pursuant to Rule 144 promulgated under the Securities Act (“Rule 144”) until March 25, 2025, which is one year from the date that Zeo filed a Current Report on Form 8-K following the consummation of its initial business combination that includes the “Form 10” information required under applicable SEC rules and regulations. The Investor acknowledges and agrees that it has been advised to consult legal counsel and tax and accounting advisors prior to making any offer, resale, transfer, pledge or disposition of any of the Shares.

(d) The Investor acknowledges and agrees that the Investor is purchasing the Shares directly from Zeo. The Investor further acknowledges that there have been no representations, warranties, covenants and agreements made to the Investor by or on behalf of Zeo or any of its affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing or any other person, expressly or by implication, other than those representations, warranties, covenants and agreements of Zeo expressly set forth in this Subscription Agreement.

(e) The Investor’s acquisition and holding of the Shares will not constitute or result in a non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, Section 4975 of the Internal Revenue Code of 1986, as amended, or any applicable similar law.

(f) The Investor acknowledges and agrees that the Investor has received such information as the Investor deems necessary in order to make an investment decision with respect to the Shares, including the Sale and the business of Zeo and its subsidiaries. Without limiting the generality of the foregoing, the Investor acknowledges that it has reviewed the SEC Reports and other information as the Investor has deemed necessary to make an investment decision with respect to the Shares. The Investor acknowledges and agrees that the Investor and the Investor’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as the Investor and such Investor’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Shares, including information about Zeo and its financial condition, results of operations, business, properties, management and prospects sufficient, in the Investor’s judgment, to enable the Investor to evaluate its investment.

(g) The Investor became aware of this offering of the Shares solely by means of direct contact between the Investor and Zeo or a representative of Zeo, and the Shares were offered to the Investor solely by direct contact between the Investor and Zeo or a representative of Zeo. The Investor did not become aware of this offering of the Shares, nor were the Shares offered to the Investor, by any other means and neither Zeo, nor its representatives nor any person acting on behalf of any of them acted as investment advisor, broker or dealer to the Investor. The Investor acknowledges that the Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws. The Investor acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including Zeo, any of its affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), other than the representations and warranties of Zeo contained in this Subscription Agreement, in making its investment or decision to invest in Zeo.

(h) The Investor acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Shares, including those set forth in the SEC Reports. The Investor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares, and the Investor has sought such accounting, legal and tax advice as the Investor has considered necessary to make an informed investment decision and the Investor has made its own assessment and has satisfied itself concerning relevant tax and other economic considerations relative to its purchase of the Shares. The Investor is able to sustain a complete loss on its investment in the Shares, has no need for liquidity with respect to its investment in the Shares and has no reason to anticipate any change in circumstances, financial or otherwise, which may cause or require any sale or distribution of all or any part of the Shares. Alone, or together with any professional advisor(s), the Investor has adequately analyzed and fully considered the risks of an investment in the Shares and determined that the Shares are a suitable investment for the Investor and that the Investor is able at this time and in the foreseeable future to bear the economic risk of a total loss of the Investor’s investment in Zeo. The Investor acknowledges specifically that a possibility of total loss exists.

(i) The Investor acknowledges and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Shares or made any findings or determination as to the fairness of this investment.

(j) The Investor, if not an individual, has been duly formed or incorporated and is validly existing and is in good standing under the laws of its jurisdiction of formation or incorporation, with power and authority to enter into, deliver and perform its obligations under this Subscription Agreement. The execution, delivery and performance by the Investor of this Subscription Agreement and the transactions contemplated herein are within the powers of the Investor, have been duly authorized and will not constitute or result in a breach or default under or conflict with any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which the Investor is a party or by which the Investor is bound, and, if the Investor is not an individual, will not violate any provisions of the Investor’s organizational documents. The signature on this Subscription Agreement is genuine, and the signatory, if the Investor is an individual, has legal competence and capacity to execute the same or, if the Investor is not an individual, the signatory has been duly authorized to execute the same, and, assuming that this Subscription Agreement constitutes the valid and binding obligation of Zeo, this Subscription Agreement constitutes a legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

(k) The Investor is not (i) a person named on the List of Specially Designated Nationals and Blocked Persons, the Executive Order 13599 List, the Foreign Sanctions Evaders List, or the Sectoral Sanctions Identification List, each of which is administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) (collectively, “OFAC Lists”), (ii) owned, directly or indirectly, or controlled by, or acting on behalf of, one or more persons that are named on the OFAC Lists; (iii) organized, incorporated, established, located, resident or born in, or a citizen, national or the government, including any political subdivision, agency or instrumentality thereof, of any country or territory embargoed or subject to substantial trade restrictions by the United States, (iv) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (v) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (each, a “Prohibited Investor”). The Investor agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that the Investor is permitted to do so under applicable law. Investor represents that if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), the Investor maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. The Investor also represents that, to the extent required, it maintains policies and procedures reasonably designed to ensure compliance with OFAC-administered sanctions programs, including for the screening of its investors against the OFAC sanctions programs, including the OFAC Lists. The Investor further represents and warrants that, to the extent required by applicable law, the Investor maintains policies and procedures reasonably designed to ensure that the funds held by the Investor and used to purchase the Shares were legally derived and were not obtained, directly or indirectly, from a Prohibited Investor.

(l) Neither Investor, nor, to the extent it has them, any of its equity holders, managers, general or limited partners, directors, affiliates or executive officers (collectively with Investor, the “Covered Persons”), are subject to any of the “Bad Actor” disqualifications described in Rule 506(d) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). Investor has exercised reasonable care to determine whether any Covered Person is subject to a Disqualification Event. The acquisition of Shares by Investor will not subject Zeo to any Disqualification Event.

(m) Investor acknowledges its obligations under applicable securities laws with respect to the treatment of non-public information relating to Zeo.

(n) The Investor has or has commitments to have and, when required to deliver payment to Zeo pursuant to Section 2 above, will have, sufficient funds to pay the Subscription Amount and consummate the purchase and sale of the Shares pursuant to this Subscription Agreement.

(o) As of the date hereof, the Investor does not have, and during the thirty (30) day period immediately prior to the date hereof the Investor has not entered into, any “put equivalent position” as such term is defined in Rule 16a-1 under the Exchange Act or short sale positions with respect to the securities of the Zeo.

(p) The Investor is not currently (and at all times through Closing will refrain from being or becoming) a member of a “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) acting for the purpose of acquiring, holding, voting or disposing of equity securities of the Zeo (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than a group consisting solely of the Investor and its affiliates.

(q) Investor understands that the foregoing representations and warranties shall be deemed material to and have been relied upon by Zeo.

9. Registration Rights

(a) Zeo agrees that, within fifteen (15) days after the Closing, it will file with the SEC (at its sole cost and expense) a registration statement registering the resale of the Shares (the “Registration Statement”), and it shall use its reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof. In no event shall the Investor be identified as a statutory underwriter in the Registration Statement unless in response to a comment or request from the staff of the SEC or another regulatory agency; provided, that if the SEC requests that the Investor be identified as a statutory underwriter in the Registration Statement, the Investor will have an opportunity to withdraw its Shares from the Registration Statement. Notwithstanding the foregoing, if the SEC prevents Zeo from including any or all of the shares proposed to be registered under the Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the Shares by the applicable shareholders or otherwise, such Registration Statement shall register for resale such number of Shares which is equal to the maximum number of Shares as is permitted by the SEC. In such event, the number of Shares to be registered for each selling shareholder named in the Registration Statement shall be reduced pro rata among all such selling shareholders. Zeo may amend the Registration Statement so as to convert the Registration Statement to a Registration Statement on Form S-3 at such time after Zeo becomes eligible to use such Form S-3. The Investor acknowledges and agrees that Zeo may suspend the use of any such registration statement if it determines that in order for such registration statement not to contain a material misstatement or omission, an amendment thereto would be needed, or if such filing or use could materially affect a bona fide business or financing transaction of Zeo or would require premature disclosure of information that would adversely affect Zeo that would at that time not otherwise be required in a current, quarterly, or annual report under the Exchange Act, provided, that, (I) Zeo shall not so delay filing or so suspend the use of the Registration Statement for a period of more than ninety (90) consecutive days or more than a total of one hundred-fifty (150) calendar days in any three hundred sixty (360) day period and (II) Zeo shall use commercially reasonable efforts to make such Registration Statement available for the sale by the Investor of such securities as soon as practicable thereafter. If so directed by Zeo, the Investor will destroy all copies of the prospectus covering the Shares in the Investor’s possession; provided, however, that this obligation to destroy all copies of the prospectus covering the Shares shall not apply (x) to the extent the Investor is required to retain a copy of such prospectus (A) in order to comply with applicable legal or regulatory requirements or (B) in accordance with a bona fide pre-existing document retention policy or (y) to copies stored electronically on archival servers as a result of automatic data back-up. Zeo’s obligations to include the Shares issued pursuant to this Subscription Agreement (or shares issued in exchange therefor) for resale in the Registration Statement are contingent upon the Investor furnishing in writing to Zeo such information regarding the Investor, the securities of Zeo held by the Investor and the intended method of disposition of such Shares, which shall be limited to non-underwritten public offerings, as shall be reasonably requested by Zeo to effect the registration of such Shares, and shall execute such documents in connection with such registration as Zeo may reasonably request that are customary of a selling shareholder in similar situations.

(b) From and after the Closing, Zeo agrees to indemnify and hold Investor, each person, if any, who controls Investor within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of Investor within the meaning of Rule 405 under the Securities Act, and each broker, placement agent or sales agent to or through which Investor effects or executes the resale of any Shares (collectively, the “Investor Indemnified Parties”), harmless against any and all losses, claims, damages and liabilities (including any out-of-pocket legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (collectively, “Losses”) incurred by Investor Indemnified Parties directly that are (i) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any other registration statement which covers the Shares (including, in each case, the prospectus contained therein) or any amendment thereof (including the prospectus contained therein) or (ii) caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made), not misleading, except, in the cases of both (i) and (ii), to the extent insofar as the same are caused by or contained in any information or affidavit so furnished in writing to Zeo by Investor for use therein. Notwithstanding the forgoing, Zeo’s indemnification obligations shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the prior written consent of Zeo (which consent shall not be unreasonably withheld, delayed or conditioned).

(c) From and after the Closing, Investor agrees to indemnify and hold Zeo, and the officers, employees, directors, partners, members, attorneys and agents of Zeo, each person, if any, who controls Zeo within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of Zeo within the meaning of Rule 405 under the Securities Act (collectively, the “Zeo Indemnified Parties”), harmless against any and all Losses incurred by the Zeo Indemnified Parties directly that are caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any other registration statement which covers the Shares (including, in each case, the prospectus contained therein) or any amendment thereof (including the prospectus contained therein) or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made), not misleading, to the extent insofar as the same are caused by or contained in any information or affidavit so furnished in writing to Zeo by Investor expressly for use therein. Notwithstanding the forgoing, Investor’s indemnification obligations shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the prior written consent of Investor (which consent shall not be unreasonably withheld, delayed or conditioned); provided, however, that the liability of the Investor shall be limited to the Investor’s Subscription Amount.

10. Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earliest to occur of (a) such date and time as the APA is terminated in accordance with its terms without being consummated, (b) upon the mutual written agreement of each of the parties hereto to terminate this Subscription Agreement, or (c) by written notice by Investor to Zeo at least fifteen (15) days after the Outside Date (as defined in the APA), if the Closing has not occurred by such date (provided, that the right to terminate this Subscription Agreement pursuant to this clause (c) shall not be available to the Investor if the Investor’s breach of any of its covenants or obligations under this Subscription Agreement, either individually or in the aggregate, shall have proximately caused the failure of the consummation of the Sale on or before the such date of termination) (the termination events described in clauses (a)–(c) above, collectively, the “Termination Events”); provided that (i) nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from any such willful breach and (ii) the provisions of Sections 9 through 11 and 13 of this Subscription Agreement will survive any termination of this Subscription Agreement and continue indefinitely. Zeo shall notify the Investor in writing of the termination of the APA promptly after the termination of such agreement.

11. Miscellaneous

(a) Neither this Subscription Agreement nor any rights that may accrue to the parties hereunder (other than the Shares acquired hereunder, if any) may be transferred or assigned without the prior written consent of each of the parties hereto; provided that (i) this Subscription Agreement and any of the Investor’s rights and obligations hereunder may be assigned to any fund or account managed by the same investment manager as the Investor or by an affiliate (as defined in Rule 12b-2 of the Exchange Act) of such investment manager without the prior consent of Zeo and (ii) the Investor’s rights under Section 9 may be assigned to an assignee or transferee of the Shares (other than in connection with a sale of the Shares); provided further that prior to such assignment any such assignee shall agree in writing to be bound by the terms hereof; provided further, that no assignment pursuant to clause (i) of this Section 11(a) shall relieve the Investor of its obligations hereunder unless otherwise agreed to in writing by the Zeo.

(b) Zeo may request from the Investor such additional information as Zeo may deem necessary to register the resale of the Shares and evaluate the eligibility of the Investor to acquire the Shares, and the Investor shall promptly provide such information as may reasonably be requested to the extent readily available. The Investor acknowledges and agrees that if it does not provide Zeo with such requested information, Zeo may not be able to register the Investor’s Shares for resale pursuant to Section 9 hereof. The Investor acknowledges that Zeo may file a copy of this Subscription Agreement (or a form of this Subscription Agreement) with the SEC as an exhibit to a periodic report or a registration statement of Zeo.

(c) The Investor acknowledges that Zeo and others will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement, including Exhibit B hereto. Prior to the Closing, the Investor agrees to promptly notify Zeo in writing (including, for the avoidance of doubt, by email) if any of the acknowledgments, understandings, agreements, representations and warranties made by the Investor as set forth in this Agreement are no longer accurate in any material respect (other than those acknowledgments, understandings, agreements, representations and warranties qualified by materiality, in which case the Investor shall notify Zeo if they are no longer accurate in any respect). The Investor acknowledges and agrees that the purchase by the Investor of the Shares from Zeo will constitute a reaffirmation of the acknowledgments, understandings, agreements, representations and warranties herein (as modified by any such notice) by the Investor as of the time of the purchase. Zeo is each entitled to rely upon this Subscription Agreement and is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

(d) This Subscription Agreement may not be amended, modified or terminated (other than pursuant to the terms of Section 10 above) except by an instrument in writing, signed by both of the parties hereto. At any time, the Zeo may (a) extend the time for the performance of any obligation or other act of the Investor, (b) waive any inaccuracy in the representations and warranties of the Investor contained herein or in any document delivered by the Investor pursuant hereto and (c) waive compliance with any agreement of the Investor or any condition to its own obligations contained herein. At any time, the Investor may (a) extend the time for the performance of any obligation or other act of the Zeo, (b) waive any inaccuracy in the representations and warranties of the Zeo contained herein or in any document delivered by the Zeo pursuant hereto and (c) waive compliance with any agreement of the Zeo or any condition to its own obligations contained herein. Any such extension or waiver shall only be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby. No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder.

(e) This Subscription Agreement (including the exhibits hereto) constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties hereto, with respect to the subject matter hereof. Except with respect to the Investor Indemnified Parties and the Zeo Indemnified Parties as expressly set forth in this Subscription Agreement, this Subscription Agreement shall not confer any rights or remedies upon any person other than the parties hereto, and their respective successors and assigns, and the parties hereto acknowledge that the Investor Indemnified Parties and the Zeo Indemnified Parties are third party beneficiaries of this Subscription Agreement with right of enforcement for the purposes of, and to the extent of, the rights granted to them, if any, pursuant to the applicable provisions expressly set forth herein. Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

(f) If any provision of this Subscription Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect. Upon such determination that any provision is invalid, illegal or unenforceable, the parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

(g) This Subscription Agreement may be executed and delivered in one (1) or more counterparts (including by electronic means, such as facsimile, in .pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

(h) Each party shall pay all of its own expenses in connection with this Subscription Agreement and the transactions contemplated herein.

(i) The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Subscription Agreement, without posting a bond or undertaking and without proof of damages, to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise.

(j) This Subscription Agreement shall be governed by and construed in accordance with the laws of the state of Delaware (regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof) as to all matters (including any action, suit, litigation, arbitration, mediation, claim, charge, complaint, inquiry, proceeding, hearing, audit, investigation or reviews by or before any governmental entity related hereto), including matters of validity, construction, effect, performance and remedies. Each party hereto hereby, and any person asserting rights as a third party beneficiary may do so only if he, she or it, irrevocably agrees that any action, suit or proceeding between or among the parties hereto, whether arising in contract, tort or otherwise, arising in connection with any disagreement, dispute, controversy or claim arising out of or relating to this Subscription Agreement or any related document or any of the transactions contemplated hereby or thereby (“Legal Dispute”) shall be brought only to the exclusive jurisdiction of the courts of the state of New York or the federal courts located in the Southern District of New York, and each party hereto hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding that is brought in any such court has been brought in an inconvenient forum. During the period a Legal Dispute that is filed in accordance with this Section 11(j) is pending before a court, all actions, suits or proceedings with respect to such Legal Dispute or any other Legal Dispute, including any counterclaim, cross-claim or interpleader, shall be subject to the exclusive jurisdiction of such court. Each party hereto and any person asserting rights as a third party beneficiary may do so only if he, she or it hereby waives, and shall not assert as a defense in any Legal Dispute, that (a) such party is not personally subject to the jurisdiction of the above named courts for any reason, (b) such action, suit or proceeding may not be brought or is not maintainable in such court, (c) such party’s property is exempt or immune from execution, (d) such action, suit or proceeding is brought in an inconvenient forum, or (e) the venue of such action, suit or proceeding is improper. A final judgment in any action, suit or proceeding described in this Section 11(j) following the expiration of any period permitted for appeal and subject to any stay during appeal shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable laws. EACH OF THE PARTIES HERETO AND ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY MAY DO SO ONLY IF HE, SHE OR IT IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIMS OR COUNTERCLAIMS ASSERTED IN ANY LEGAL DISPUTE RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY AND FOR ANY COUNTERCLAIM RELATING THERETO. IF THE SUBJECT MATTER OF ANY SUCH LEGAL DISPUTE IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NO PARTY HERETO NOR ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY SHALL ASSERT IN SUCH LEGAL DISPUTE A NONCOMPULSORY COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. FURTHERMORE, NO PARTY HERETO NOR ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY SHALL SEEK TO CONSOLIDATE ANY SUCH LEGAL DISPUTE WITH A SEPARATE ACTION OR OTHER LEGAL PROCEEDING IN WHICH A JURY TRIAL CANNOT BE WAIVED.

(k) Any notice or communication required or permitted hereunder to be given to a party hereunder shall be in writing and either delivered personally, emailed, sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, to such address(es) or email address(es) set forth on the signature page hereto, and shall be deemed to be given and received (i) when so delivered personally, (ii) when sent, with no mail undeliverable or other rejection notice, if sent by email, or (iii) three (3) business days after the date of mailing, to the address below or to such other address or addresses as such person may hereafter designate by notice given hereunder:

If to the Zeo, to: Zeo Energy Corp. 7625 Little Rd, Suite 200A New Port Richey, FL 34654 Attn: Tim Bridgewater Email:

with a copy (which shall not constitute notice) to:

Ellenoff Grossman & Schole LLP
1345 Avenue of the Americas, 11th Floor
New York, New York 10105
Attn: Matthew A. Gray, Esq.
         Douglas S. Ellenoff, Esq.
Email: mgray@egsllp.com; ellenoff@egsllp.com

If to the Investor, to: the address underneath the Investor’s name on the signature page hereto.

(l) The headings set forth in this Subscription Agreement are for convenience of reference only and shall not be used in interpreting this Subscription Agreement. In this Subscription Agreement, unless the context otherwise requires: (i) any pronoun used shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) the term “including” (and with correlative meaning “include”) shall be deemed in each case to be followed by the words “without limitation”; and (iii) the words “herein”, “hereto” and “hereby” and other words of similar import shall be deemed in each case to refer to this Subscription Agreement as a whole and not to any particular portion of this Subscription Agreement. As used in this Subscription Agreement, the term: (x) “person” shall refer to any individual, corporation, partnership, trust, limited liability company or other entity or association, including any governmental or regulatory body, whether acting in an individual, fiduciary or any other capacity; (y) “affiliate” shall mean, with respect to any specified person, any other person or group of persons acting together that, directly or indirectly, through one or more intermediaries controls, is controlled by or is under common control with such specified person (where the term “control” (and any correlative terms) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities, by contract or otherwise); and (z) “business day” shall mean a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close (excluding as a result of “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems, including for wire transfers, of commercially banking institutions in New York, New York are generally open for use by customers on such day)..

12. Non-Reliance and Exculpation. The Investor acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation other than the statements, representations and warranties of Zeo expressly contained in this Subscription Agreement in making its investment or decision to invest in Zeo. The Investor acknowledges and agrees that no Non-Party Affiliate (as defined below), shall have any liability to the Investor pursuant to, arising out of or relating to this Subscription Agreement, the negotiation hereof or its subject matter, or the transactions contemplated hereby, including with respect to any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Shares or with respect to any claim (whether in tort, contract, under federal or state securities laws or otherwise) for breach of this Subscription Agreement or in respect of any written or oral representations made or alleged to be made in connection herewith, as expressly provided herein, or for any actual or alleged inaccuracies, misstatements or omissions with respect to any information or materials of any kind furnished by or on behalf of Zeo, any Non-Party Affiliate or any of their respective representatives concerning Zeo, any of its controlled affiliates, this Subscription Agreement or the transactions contemplated hereby. For purposes of this Subscription Agreement, “Non-Party Affiliates” means each former, current or future officer, director, employee, partner, member, manager, direct or indirect equityholder or affiliate of Zeo or any of Zeo’s controlled affiliates or any family member of the foregoing.

13. No Hedging. The Investor agrees that, from the date hereof until the Closing or the earlier termination of this Subscription Agreement, none of the Investor or any person or entity acting on behalf of the Investor or pursuant to any understanding with the Investor will engage in any hedging or other transactions or arrangements (including any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or similar instrument, including equity repurchase agreements and securities lending arrangements, however described or defined) designed or intended, or which could reasonably be expected to lead to or result in, a sale, loan, pledge or other disposition or transfer (whether by the Investor or any other person), in each case, solely to the extent it has the same economic effect as a “short sale” (as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act), of any economic consequences of ownership (excluding, for the avoidance of doubt, any consequences resulting solely from foreign exchange fluctuations), in whole or in part, directly or indirectly, physically or synthetically, of any Shares or any securities of Zeo prior to the Closing, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of securities of Zeo, in cash or otherwise, or to publicly disclose the intention to undertake any of the foregoing; provided, however, that the provisions of this Section 13 shall not apply to long sales (including sales of securities held by the Investor, its controlled affiliates or any person or entity acting on behalf of the Investor or any of its controlled affiliates prior to the date hereof and securities purchased by the Investor in the open market after the date hereof) other than those effectuated through derivative transactions and similar instruments.

14. Disclosure. Zeo shall, on or prior to the fourth (4th) business day immediately following the date hereof, issue one or more press releases or file with the SEC a Current Report on Form 8-K disclosing all material terms of the transactions contemplated hereby and the APA. Zeo shall provide a copy of any such press release to Investor prior to such release, and take into account all of Investor’s reasonable comments in connection therewith. Investor hereby consents to the publication and disclosure in any press release issued by Zeo or Form 8-K filed by Zeo with the SEC in connection with the execution and delivery of the APA or this Subscription Agreement and the filing of any related documentation with the SEC (and, as and to the extent otherwise required by the federal securities laws or the SEC or any other securities authorities, any other documents or communications provided by Zeo to any governmental authority or to security holders of Zeo) of Investor’s identity and beneficial ownership of Shares and the nature of Investor’s commitments, arrangements and understandings under and relating to this Subscription Agreement and, if deemed appropriate by Zeo, a copy of this Subscription Agreement or the form hereof. Investor will promptly provide any information reasonably requested by Zeo for any regulatory application or filing made or approval sought in connection with the Sale or the Closing (including filings with the SEC).

{SIGNATURE PAGES FOLLOW}

{THE INVESTOR SIGNATURE PAGE TO THE SUBSCRIPTION AGREEMENT}

IN WITNESS WHEREOF, the undersigned Investor has caused this Subscription Agreement to be duly executed by its authorized signatory as of the date first indicated above.

Name(s) of Subscriber: LHX Intermediate, LLC

Signature of Authorized Signatory of Subscriber:	/s/ Darius Mozaffarian

Name of Authorized Signatory: Darius Mozaffarian

Title of Authorized Signatory: Authorized Signatory

Address for Notice to Subscriber:

Attention:
Email:

Address for Delivery of Shares to Subscriber (if not same as address for notice):

EIN Number:

{Signature Page to Subscription Agreement}

IN WITNESS WHEREOF, Zeo has accepted this Subscription Agreement as of the date first set forth above.

Zeo Energy Corp.

By:	/s/ Tim Bridgewater
Name:	Tim Bridgewater
Title:	Chief Executive Officer

{Signature Page to Subscription Agreement}

Exhibit A

Form of Voting Agreement

Exhibit B

Eligibility Representations of the Investor